Exhibit 99.6
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     This FIRST AMENDMENT (the “Amendment”) to the Employment Agreement by and between Schering-Plough Corporation, a New Jersey Corporation (the “Company”), and Brent Saunders (the “Executive”), dated as of the 19th day of December, 2006 (the “Employment Agreement”), is made and entered into as of the 9th day of December, 2008.
     WHEREAS, the Compensation Committee of the Company’s Board of Directors has determined that it is appropriate to amend the Employment Agreement as provided below in order to comply with the applicable requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the Executive has agreed to enter into this Amendment.
     NOW, THEREFORE, it is hereby agreed as follows:
     1. Section 4(f), Expenses, of the Employment Agreement is hereby amended by inserting the following sentence at the end of the Section:
Such reimbursement shall be made no later than March 15 of the year following the calendar year in which such expense was incurred.
     2. Clauses (i) and (iii) of Section 5(b), Involuntary and Good Reason Terminations, of the Employment Agreement are hereby amended by replacing the words “within 30 days following the effective date of the Satisfactory Release” where they appear in such clauses with the words “within 90 days following the Termination Date, but not later than March 15 of the calendar year following the Termination Date.”
     3. Section 7(p), “Section 409A Change in Control Event,” of the Employment Agreement is hereby amended by:
     (A) Deleting clause (5) of the Section in its entirety, and
     (B) Replacing the reference to “Treas. Prop. Reg. 1.409A-3(g)(5)” wherever it appears in the last paragraph of the Section to a reference to “Treasury Regulation section 1.409A-3(i)(5).”
     4. Section 7(r), “Termination Date” of the Employment Agreement is hereby amended in its entirety to read as follows:
“Termination Date” shall mean (i) if the Executive’s employment is terminated by the Company for Cause, the date of the receipt of the Notice of Termination or any later date specified therein, (ii) if the Executive’s employment is terminated by the Company other than for Cause or Disability, the Termination Date shall be the date on which the Notice of Termination is delivered or any later date as may be mutually agreed upon; (iii) if the Executive’s employment is terminated by the Executive for Good Reason, the Termination Date shall be the close of the 30th calendar day after the Company receives notice from the Executive of the basis for Good Reason if the Company has failed to cure such basis for Good Reason, (iv) if the Executive’s employment is terminated by reason of death, the Termination Date shall be the date of the death; and (v) if the Executive’s employment is terminated by reason of Disability of the Executive, the Termination Date shall be the 30th day after Executive’s receipt of the Notice of Termination from the Company. Notwithstanding the foregoing, the Termination Date for purposes of determining the date that any payment or benefit that is treated as nonqualified deferred compensation under Section 409A of the Code is to be paid or provided (or in determining whether an exemption to such treatment applies), and for purposes of determining whether the Executive is a Specified Employee on the Termination Date, shall be the date on which the Executive has incurred a “separation from service” within the meaning of Treasury Regulation section 1.409A-1(h), or in subsequent IRS guidance under Code section 409A.
     5. Section 7, Definitions, of the Employment Agreement is hereby amended by adding the following new defined term to the Section:
“Specified Employee” shall mean a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, as determined by the Company’s Compensation Committee.
     6. Section 9, Code Section 409A Provision, is hereby amended in its entirety to read as follows:
          9. Code Section 409A Provisions.
     (a) To the fullest extent applicable, amounts and other benefits payable under this Agreement are intended to be exempt from the definition of “nonqualified deferred compensation” under section 409A of the Code (“Section 409A”) in accordance with one or more of the exemptions available under the final Treasury regulations promulgated under Section 409A and, to the extent that any such amount or benefit is or becomes subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with such final Treasury regulations, this Agreement is intended to comply with the applicable requirements of Section 409A with respect to such amounts or benefits. This Agreement shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent. In this regard, notwithstanding anything in this Agreement to the contrary, the following provisions shall apply.

     (b) In each case where this Agreement provides for the payment of an amount that constitutes nonqualified deferred compensation under Section 409A to be made to the Executive within a designated period (e.g., within 30 days after the Termination Date) and such period begins and ends in different calendar years, the exact payment date within such range shall, subject to Section 9(c) below, be determined by the Company, in its sole discretion, and the Executive shall have no right to designate the year in which the payment shall be made.
     (c) Notwithstanding anything in this Agreement or elsewhere to the contrary, if the Executive is a Specified Employee on the Date of Termination and, due to the failure of an amount or other benefit that is payable under this Agreement on account of the Executive’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code (other than a separation from service as a result of the Executive’s death), to qualify for any of the exemptions from the definition of nonqualified deferred compensation available under section 1.409A-1(b) of the Treasury Regulations, the Company reasonably determines that such amount or other benefit, constitutes nonqualified deferred compensation that will subject the Executive to “additional tax” under section 409A(a)(1)(B) of the Code (together with any interest or penalties imposed with respect to, or in connection with, such tax, a “409A Tax”) with respect to the payment of such amount or the provision of such benefit if paid or provided at the time specified in the Agreement, then the payment or provision thereof shall be postponed to the first business day of the seventh month following the Termination Date or, if earlier, the date of the Executive’s death (the “Delayed Payment Date”). In the event that this subparagraph (v) requires a delay of any payment, such payment shall be accumulated and paid in a single lump sum on the Delayed Payment Date together with interest for the period of delay, compounded monthly, equal to the prime lending rate then used by CitiBank, N.A., in New York City and in effect as of the date the payment would otherwise have been provided.
     (d) In the event the Executive becomes entitled to a Gross-Up Payment under Section 8, such Gross-Up Payment shall in no event be made later than December 31 of the year following the year during which the related Code section 4999 excise tax is remitted to the Internal Revenue Service, and all payments to the Accounting Firm pursuant to Section 8 shall be made no later than the end of the calendar year following the calendar year in which the related work is performed by the Accounting Firm.
     (e) The Company and the Executive may agree to take other actions to avoid the imposition of a 409A Tax at such time and in such manner as permitted under Section 409A.

     7. Except as otherwise provided above, the Employment Agreement shall continue in full force and effect without alteration as in effect on the date hereof. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement of the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof and thereof.
     IN WITNESS WHEREOF, the Executive and, pursuant to the authorization from its Board of Directors, the Company, have caused this Amendment to be executed as of the day and year first written above.

/s/ Brent Saunders
Brent Saunders

SCHERING-PLOUGH CORPORATION
By	/s/ C. Ron Cheeley
C. Ron Cheeley
Senior Vice President, Global Human Resources